EXHIBIT 99.1

NexMetals Welcomes Condire as a New 9.9% Shareholder and announces Closing of $80 Million Public Offering

Vancouver, British Columbia, November 17, 2025 – NexMetals Mining Corp. (TSXV: NEXM) (Nasdaq: NEXM) (the “Company” or “NEXM”) is pleased to announce the successful closing of its previously announced “best efforts” public offering (the “Offering”) of units of the Company (“Units”) at a price of C$5.70 per Unit for aggregate gross proceeds of C$80,000,070. SCP Resource Finance LP, as sole bookrunner, and Raymond James Ltd. acted as co-lead agents, on their own behalf and on behalf of a syndicate of agents in connection with the Offering (collectively, the “Agents”).

Each Unit consists of one common share of the Company (a “Common Share”) and one common share purchase warrant (a “Warrant”). Each Warrant entitles the holder to acquire one Common Share on or prior to November 17, 2027 at a price of C$8.00.

The Offering included a lead order from Condire Investors, LLC (“Condire”), an investment firm based in Dallas, Texas, resulting in an approximate 9.9% holding in the Company’s issued and outstanding Common Shares immediately following the closing of the Offering (on a non-diluted basis). The Warrants acquired by Condire under the Offering are subject to a blocker provision, which limits Condire’s exercise of any Warrants that, upon giving effect to such exercise, would cause the Common Shares owned by Condire to be equal to or exceed 10% of the issued and outstanding Common Shares. The Company is also pleased to report that EdgePoint Investment Group Inc. and its affiliates (together “EdgePoint”), a significant shareholder of the Company, participated in the Offering by purchasing 1,578,500 Units for a total investment of approximately C$9 million. Following completion of the Offering, EdgePoint holds approximately 17.6% of the Company’s issued and outstanding common shares (on a non-diluted basis).

The net proceeds from the Offering are expected to be used to fund the prepayment of the first contingent milestone payment under the Asset Purchase Agreement (“APA”) for the Selebi and Selkirk mines, the timing of which is planned prior to the end of 2025, to advance exploration and development activities at the Company’s mineral assets in Botswana, and for working capital and general corporate purposes.

Morgan Lekstrom, CEO of the Company, commented: “The strong support from both new and existing institutional investors, including the addition of Condire as a new 9.9% shareholder, is a testament to the meaningful progress we have made over the past two quarters in strengthening the Company, deleveraging the balance sheet, advancing our assets, and delivering on our strategic objectives. The successful closing of this financing positions us to fulfill the first contingent milestone payment under the APA for both Selebi and Selkirk which secures title of the assets, while enabling our teams to accelerate the next phase of growth and project derisking. As we advance our technical and operational initiatives in the coming months, we anticipate that the full potential of our assets will become increasingly clear. I would like to welcome our new shareholders and thank our existing shareholders, including our major shareholder EdgePoint, for their continued support. This is an exciting time for NEXM and we look forward to sharing more details on our upcoming programs very soon.”

In consideration for the services provided by the Agents in connection with the Offering, the Company paid the Agents a cash commission equal to 6.0% of the gross proceeds of the Offering (other than from the sale of Units to purchasers on the president’s list, for which a 2.0% commission was paid), for an aggregate cash commission of C$4,512,017.

The Offering remains subject to the final approval of the TSX Venture Exchange (“TSXV”). The Company has obtained conditional approval for the listing and trading of the Warrants on the TSXV. Listing of the Warrants for trading on the TSXV remains subject to the satisfaction of certain post-closing filing requirements in accordance with the policies of the TSXV.

Certain insiders of the Company (the “Insiders”) subscribed in the Offering for an aggregate of 1,695,000 Units, inclusive of EdgePoint’s investment. This issuance of the Units to the Insiders constitutes a “related party transaction” as such term is defined under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The Company is relying on an exemption from the formal valuation and minority shareholder approval requirements provided under MI 61-101 pursuant to section 5.5(a) and section 5.7(1)(a) of MI 61-101, on the basis that the participation in the Offering by the Insiders does not exceed 25% of the fair market value of the Company’s market capitalization. A material change report was not filed in connection with the participation of the Insiders in the Offering less than 21 days in advance of the closing of the Offering, as the details of the Offering and the participation therein by the Insiders were not settled until recently and the Company wished to close on an expedited basis for sound business reasons.

This news release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful, including any of the securities in the United States of America. The securities have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or any U.S. state securities laws and may not be offered or sold within the United States or to, or for account or benefit of, U.S. Persons (as defined in Regulation S under the 1933 Act) unless registered under the 1933 Act and applicable U.S. state securities laws, or an exemption from such registration requirements is available.

About NexMetals Mining Corp.

NexMetals Mining Corp. is a mineral exploration and development company that is focused on the redevelopment of the previously producing copper, nickel and cobalt resources mines owned by the Company in the Republic of Botswana.

NexMetals is committed to governance through transparent accountability and open communication within our team and our stakeholders. NexMetals’ team brings extensive experience across the full spectrum of mine discovery and development. Collectively, the team has contributed to dozens of projects, including work on the Company’s Selebi and Selkirk mines. Senior team members each have on average, more than 20 years of experience spanning geology, engineering, operations, and project development.

For further information about NexMetals Mining Corp., please contact:

Morgan Lekstrom

CEO and Director

morganl@nexmetalsmining.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@nexmetalsmining.com

1-833-770-4334

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Neither the TSX Venture Exchange and its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Nasdaq Stock Market LLC accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking information”) based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward-looking information includes, but is not limited to, statements regarding the intended use of net proceeds of the Offering and the listing of the Warrants on the TSXV. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, the receipt of regulatory approvals for the Offering or the Warrant listing; changes in equity markets; inflation; fluctuations in commodity prices; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s filings with the U.S. Securities and Exchange Commission on EDGAR (www.sec.gov) and public disclosure record on SEDAR+ (www.sedarplus.com), in each case, under the Company’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.